UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2015

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite F – 1500 West 16th Avenue, Vancouver, BC  V6J 2L6  Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 30, 2015, the Registrant entered into a Third Amended and Restated Letter Agreement with Paltar Petroleum Limited (ACN 149 987 459) (“Paltar”), replacing in its entirety the parties’ Second Amended and Restated Agreement dated June 13, 2015.  Also on August 30, 2015, and pursuant to the terms of that Third Amended and Restated Letter Agreement, Paltar or its wholly-owned subsidiary, Officer Petroleum Pty Ltd. (ACN 142 330 738) (“Officer”), and the Registrant’s wholly-owned Australian subsidiary, Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) (“Nation Australia”), entered into seven separate earning agreements and an option agreement, all dated August 30, 2015.

Paltar owns seven oil and gas exploration permits (the “Exploration Permits”) covering, in the aggregate, approximately 8,936,800 acres of potentially prospective land located in the Northern Territory of Australia and Western Australia.  Paltar owns a 50% interest in two of these Exploration Permits (EP 136 and 143), which cover land located in the Northern Territory’s Beetaloo Basin, and a 100% interest in four of the Exploration Permits (EP 231, 232, 234 and 237), which cover land located in the Northern Territory’s Victoria River Basin.  Paltar’s wholly-owned subsidiary, Officer, owns a 100% interest in the seventh Exploration Permit (EP 468), which covers land located in Western Australia’s Officer Basin.  In addition to these Exploration Permits, Paltar owns a 100% interest in 29 pending applications for exploration permits and has a less than 100% interest in one additional application (collectively, the “Applications”).

Pursuant to the terms of the Third Amended and Restated Letter Agreement, Paltar farmed out three specific graticular blocks in each of EP 136, 143, 231, 232, 234 and 237 (the Beetaloo and Victoria River Basin permits) pursuant to six earning agreements (one earning agreement for each Exploration Permit) and it caused Officer to farm out forty blocks in EP 468 (the Officer Basin permit) pursuant to a seventh earning agreement.  In addition, Paltar agreed to enter into additional earning agreements with Nation Australia on December 17, 2015 (or such other date as the parties mutually agree), in which it will farm out to Nation Australia six additional graticular blocks in EP 136, three additional blocks in EP 143, and 18 additional blocks in the Victoria Basin, with all of these additional blocks to be selected by Nation.  The Third Amended and Restated Letter Agreement provides that these additional earning agreements are to be on terms substantially similar to the terms of the seven earning agreements entered into by the parties on August 30, 2015.

Each of the seven initial earning agreements, all of which are dated August 30, 2015, grants certain rights and imposes certain obligations on Nation Australia in respect of the blocks of land described.  In the aggregate, these blocks of land comprise 1,003,400 acres of the 8,936,800 acres covered by the seven Exploration Permits.  Each of the seven earning agreements follows one of two negotiated templates (depending on whether the underlying interest in the Exploration Permit is 100% owned by Paltar), with variations in the applicable standard form driven by the specific circumstances affecting each Exploration Permit.  Each earning agreement contains general terms and conditions, a description of the area covered, a list of the encumbrances affecting the area, an amount of money to be paid by Nation Australia on or before December 31, 2015, and a commitment to pay 100% of the costs under applicable work programs and budgets.  Paltar will act as the operator subject to overall supervision by an Operating Committee comprised of one representative from each of Paltar and Nation Australia.  With respect to the earning agreements covering the Exploration Permits for which Paltar does not own a 100% interest, ownership of the Exploration Permits remains with Paltar during the term of the earning agreements, but if Paltar discovers a commercially exploitable accumulation of petroleum on any affected block it must transfer any production license granted in respect of that discovery to Nation Australia, insofar as it covers blocks subject to the earning agreement.  In connection with such transfer, Paltar is permitted to retain for itself an overriding royalty equal to the difference between 25% and all existing royalty burdens applicable to the production license. With respect to the earning agreements covering the Exploration Permits for which Paltar owns a 100% interest, upon Nation Australia spending at least the Earning Amount specified therein in expenditure before the end of the Earning Period also specified therein, Nation Australia will acquire a beneficial interest of 25% in the underlying Exploration Permit and any production license granted in connection therewith.  If a 25% interest in a production license is acquired by Nation Australia pursuant to these earning agreements, Nation Australia may, at its option for a period of ninety days thereafter, acquire the remaining 75% interest held by Paltar in exchange for the grant of an overriding royalty equal to the difference between 25% and all existing royalty burdens applicable to the production license.  A copy of each of the earning agreements has been filed as an exhibit to this Form 8-K.

In addition to the seven initial earning agreements, the parties entered into an option agreement dated August 30, 2015, pursuant to which Paltar granted to Nation Australia an option to purchase all of the Exploration Permits, all related business, financial, technical, geophysical, geological, geochemical and environmental information and data that Paltar has the legal right to convey, the Applications and all of the issued and outstanding shares of Officer (collectively, the “Assets”) for an exercise price of AUD$10,000,000 (approximately $7,006,870 at current exchange rates) until August 30, 2016.  In the event that Paltar and the Registrant complete a share exchange transaction as contemplated in the Third Amended and Restated Letter Agreement, the option shall immediately terminate.  The option agreement acknowledges that the Assets are subject to the earning agreements, the Third Amended and Restated Letter Agreement, certain other agreements listed on a schedule to the option agreement, and security interests granted in favor of certain directors of the Registrant securing indebtedness of Paltar in the aggregate amount of AUD$428,000 (approximately $299,881 at current exchange rates).  A copy of the option agreement has been filed as an exhibit to this Form 8-K.

The Third Amended and Restated Agreement contemplates that, promptly following the date of the initial seven earning agreements, the Registrant and Paltar will endeavor to negotiate the terms of a share exchange transaction in which all of the equity interests in Paltar will be exchanged for an unspecified number of newly issued equity interests in the Registrant.  If a share exchange transaction has not been completed before December 17, 2015, the Registrant has agreed to issue to Paltar, from the Registrant’s treasury 600,000,000 common shares at an agreed value of $0.03 and one-third cent per share as consideration for the other transactions described in the Third Amended and Restated Letter Agreement.  All of the Registrant’s common shares to be issued pursuant to the Third Amended and Restated Letter Agreement, whether the 600,000,000 common shares to be issued if the share exchange transaction is not completed or the common shares to be issued in the share exchange, are to be held in escrow for at least three years.  The escrow agent is to be a newly-formed Delaware limited liability company with a board of four managers.  David Siegel, Marc Bruner and John Hislop are currently directors of the Registrant; each will have the right to appoint one manager to the escrow agent’s board of managers.  Each of Messrs. Siegel and Bruner currently own Paltar equity, while Mr. Hislop has the right to acquire Paltar equity.  A fourth director of the Registrant, who has yet to be identified and appointed and who will not own any Paltar equity, is to serve as the fourth manager of the escrow agent’s board of managers.  Each of the four managers will hold one vote and Mr. Bruner or his appointee will hold a tie-breaking vote in the event of deadlock.

If a share exchange transaction is not completed before December 17, 2015, the Registrant has agreed to register for resale as many of the 600,000,000 common shares to be issued to Paltar, together with as many of the approximately 145,000,000 of the Registrant’s common shares held by John Hislop, as the Securities and Exchange Commission will permit the Registrant to register.

The Third Amended and Restated Letter Agreement also provides that Paltar, which will be the operator under the earning agreements, will have the right of first offer to provide goods, services and work to the blocks subject to the earning agreements on terms that are competitive with and comparable to those customarily available in the open market from arms-length third parties.

Item 9.01  Financial Statements and Exhibits

10.1	Third Amended and Restated Letter Agreement with Paltar Petroleum Limited (ACN 149 987 459) dated August 30, 2015.

10.2	Option Agreement dated August 30, 2015 Agreement with Paltar Petroleum Limited (ACN 149 987 459) dated August 30, 2015.

10.3	EP 136 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (CAN 149 987 459).

10.4	EP 143 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (CAN 149 987 459).

10.5	EP 231 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (CAN 149 987 459).

10.6	EP 232 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (CAN 149 987 459).

10.7	EP 234 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (CAN 149 987 459).

10.8	EP 237 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Paltar Petroleum Limited (CAN 149 987 459).

10.9	EP 468 Earning Agreement dated August 30, 2015 between Nation Energy (Australia) Pty Ltd. (ACN 606 533 046) and Officer Petroleum Pty Ltd. (CAN 142 330 738).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

/s/ John R. Hislop

By:  John R. Hislop
John R. Hislop
President, Chief Executive Officer,
Chief Financial Officer, and Director

Date:  September 3, 2015